Exhibit 5.1

September 18, 2023

Planet 13 Holdings Inc.

2548 West Desert Inn Road, Suite 100

Las Vegas, Nevada 89109

Re:	Planet 13 Holdings Inc.
Post-Effective Amendment Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Nevada counsel to Planet 13 Holdings Inc., a Nevada corporation (the “Company” or “Planet 13 Nevada”), in connection with its filing on the date hereof with the Securities and Exchange Commission of Post-Effective Amendment (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-264160) (the “Planet 13 BC Registration Statement”) previously filed by Planet 13 Holdings Inc., a corporation continued under the Business Corporations Act (British Columbia) (“Planet 13 BC”) and the Company’s predecessor, with respect to the adoption by the Company of the Planet 13 BC Registration Statement pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). The Planet 13 Registration Statement, as amended by the Post-Effective Amendment, relates to the registration of shares of common stock, no par value, (the “Shares”) of the Company under the Planet 13 Holdings Inc. 2018 Stock Option Plan (the “2018 Stock Option Plan”) and the Planet 13 Holdings Inc. 2018 Share Unit Plan (the “2018 Share Unit Plan” and, together with the 2018 Stock Option Plan, the “2018 Plans”).

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to Nevada law and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, it is our opinion that, following the effectiveness of the Post-Effective Amendment, the Shares, when issued and sold in the manner referred to in the 2018 Plans and pursuant to the agreements that accompany the 2018 Plans, will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to update or supplement this opinion or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Holley Driggs Ltd. Holley Driggs Ltd.